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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  We hereby consent to the inclusion in this Joint Proxy Statement/Prospectus and Registration Statement, pursuant to Schedule 14A, of our report dated January 26, 1996 [Except for Note 13 as to which the date is September 9, 1996], on our audits of the financial statements of Sentex Sensing Technology, Inc.

                  We also consent to the references to us under the captions "Selected Financial Information" and "Experts".


                                    /s/ MOORE STEPHENS, P. C.
                                        Certified Public Accountants.


Cranford, New Jersey
September 27, 1996